UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

Urovant Sciences Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38667	98-1463899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+44 (0) 207 400 3347

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.000037453 par value	UROV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described in further detail under Item 5.02 below, on March 23, 2020, the Board of Directors (the “Board”) of Urovant Sciences Ltd. (“we,” “our,” “us” or the “Company”) appointed James A. Robinson to serve as our Principal Executive Officer. Mr. Robinson replaces Keith A. Katkin, who resigned as our Principal Executive Officer and as a member of our Board, effective as of March 23, 2020. As a result of Mr. Robinson’s employment as our Principal Executive Officer, the Board has determined that Mr. Robinson no longer qualifies as an independent director of the Company pursuant to the listing rules (the “Listing Rules”) of The Nasdaq Stock Market LLC (“Nasdaq”) and Rule 10A-3 (“Rule 10A-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because the charter of the Audit Committee of the Board (the “Audit Committee”) requires all members of such committee to be independent directors as defined under the applicable Nasdaq Listing Rules and applicable independence requirements of the Securities and Exchange Commission, the Board has removed Mr. Robinson as a member of the Audit Committee, effective as of March 23, 2020. In addition, effective as of March 23, 2020, the Board also removed Mr. Robinson as a member of its Nominating, Corporate Governance and Compliance Oversight Committee (the “Nominating Committee”).

The Board and the Nominating Committee are currently in the process of identifying a qualified, independent director candidate who can join the Board and the Audit Committee. While this search is pending, due to Mr. Robinson’s removal from the Audit Committee, our Audit Committee has two members, and there is one vacancy. Accordingly, the Company no longer complies with the audit committee composition requirements set forth in Rule 5605(c)(1) of the Listing Rules (“Rule 5605(c)(1)”), and we are utilizing the cure period set forth in Rule 5605(c)(4)(B) of the Listing Rules (“Rule 5605(c)(4)(B)”) while we conduct our search. As a result, this noncompliance has no immediate effect on the listing or trading of the Company’s shares on Nasdaq. Pursuant to Rule 5605(c)(4)(B), to the extent our next annual meeting of shareholders will take place after September 19, 2020, the Company has until the earlier of (i) our next annual meeting of shareholders or (ii) March 23, 2021, to regain compliance with Rule 5605(c)(1). Alternatively, if our next annual meeting of shareholders takes place on or before September 19, 2020, we will have until September 19, 2020 to regain compliance with Rule 5605(c)(1).

On March 23, 2020, we notified Nasdaq that we are relying on the cure period set forth in Rule 5605(c)(4)(B). The Company intends to regain compliance with Rule 5601(c)(1) as soon as practicable, and in any event within the cure period set forth in Rule 5605(c)(4)(B).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Keith A. Katkin as Principal Executive Officer and Director

On March 19, 2020, Mr. Katkin, the Principal Executive Officer of the Company and a member of our Board, delivered a notice to the Company of his resignation as the Principal Executive Officer of the Company and as a member of our Board, effective as of March 23, 2020.

In connection with Mr. Katkin’s resignation, Urovant Sciences, Inc. (“USI”), our wholly owned subsidiary, entered into a separation, release and consulting agreement with Mr. Katkin (the “Separation & Consulting Agreement”). Under the terms of the Separation & Consulting Agreement, Mr. Katkin’s right to receive any payments or benefits under his employment agreement with USI, dated September 14, 2017, has been terminated. In lieu of such payments and benefits, Mr. Katkin will receive (i) a lump sum payment of $230,000, minus standard payroll deductions and withholdings; (ii) continued medical benefits (or cash payments in lieu thereof) for up to 18 months; and (iii) after the end of the 18-month period for continued medical benefits, monthly payments equal to the premium the Company would have had to pay to continue Mr. Katkin’s medical benefits for such month, for up to 18 months. In addition, Mr. Katkin’s vested options to purchase our common shares will remain exercisable until October 1, 2021.

Pursuant to the Separation & Consulting Agreement, until April 1, 2025 Mr. Katkin will also provide certain consulting services to the Company as may be reasonably requested by the Board from time to time, including without limitation, (i) reasonable transition and integration services related to business and financial reporting, (ii) providing strategic advice to the Board, and (iii) advising and assisting on our relationships with third parties. As compensation for such consulting services, Mr. Katkin will receive an annual consulting fee equal to $349,000 for a period of five years.

In addition to the foregoing, under the Separation & Consulting Agreement, Mr. Katkin also provided a customary release of claims for the benefit of the Company and agreed to abide by certain customary confidentiality and cooperation provisions following his resignation, along with certain non-compete and non-solicit restrictions during the period of his consulting services.

The foregoing description of the Separation & Consulting Agreement is qualified in its entirety by reference to the complete text of the Separation & Consulting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of James A. Robinson as Principal Executive Officer

On March 23, 2020, following the resignation of Mr. Katkin as our Principal Executive Officer, the Board appointed Mr. Robinson, age 50, to serve as our Principal Executive Officer. Mr. Robinson has served as a member of our Board since March 2019. There are no arrangements or understandings between Mr. Robinson and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Most recently, from April 2019 to March 2020, Mr. Robinson served as President and Chief Operating Officer at Paragon Biosciences, where he oversaw Paragon’s operations and also served as the Chief Executive Officer of Qlarity Imaging, a Paragon portfolio company. Previously, from March 2018 to April 2019, Mr. Robinson served as the President and Chief Operating Officer of Alkermes, Inc. where he was responsible for global commercial, new product planning, corporate planning, manufacturing, quality, human resource and business development functions. Prior to Alkermes, Mr. Robinson spent over twelve years at Astellas U.S. – most recently as President, Americas Operations, from April 2016 through February 2018, where his responsibilities included all aspects of operations for North and South America. Prior to that, he was President of Astellas Pharma US, from April 2013 through March 2016, where he was responsible for leading the U.S. commercial organization. Prior to Astellas, Mr. Robinson spent thirteen years at Schering-Plough Pharmaceuticals where his last role was Vice President, Hepatitis Sales and Managed Care. Mr. Robinson serves on the Board of Directors for Neos Therapeutics and the Chicago Botanic Garden and is a founding member of MATTER. Previously, Mr. Robinson served on the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), from 2012 to 2018, and served as Chairman of PhRMA’s State Committee from 2015 to 2018. Mr. Robinson received a Bachelor of Science degree from DePaul University.

In connection with Mr. Robinson’s appointment, USI entered into an employment agreement with Mr. Robinson (the “Employment Agreement”). The effective date of the Employment Agreement is March 23, 2020.

Under the terms of the Employment Agreement, Mr. Robinson will be entitled to an annual base salary of $750,000 and is eligible to participate in our discretionary performance bonus plan, with the potential to receive a target bonus of 80% of his base salary, based on his achievement of objectives and milestones, as well as overall company performance for the applicable fiscal year. In addition, Mr. Robinson will be entitled to receive an aggregate sign-on bonus of $1,600,000, with $1,000,000 of such bonus to be paid within thirty days of his start date and the remainder to be paid in installments of $300,000 on the first and second anniversaries of his start date. Mr. Robinson is required to repay the full amount of the initial installment of his sign-on bonus if he resigns voluntarily without “good reason” at any time prior to the second anniversary of his start date. Mr. Robinson is also required to repay each subsequent installment if he resigns voluntarily without “good reason” during the 1-year period following the first and second anniversaries of his start date, with the repayment obligation for each installment lapsing on a pro-rata basis over a one-year period. Mr. Robinson will also be eligible to receive relocation assistance and to participate in benefit plans and arrangements made available to all full-time employees.

Mr. Robinson will be granted stock appreciation rights with a fair value of $5,000,000 as of the grant date (the “Initial Equity Award”) under our 2017 Equity Incentive Plan, as amended and restated. Subject to Mr. Robinson’s continued employment through each applicable vesting date, 25% of the Initial Equity Award will vest after one year, and the remaining 75% will vest in equal quarterly installments thereafter over three years. Mr. Robinson will also be eligible to receive discretionary annual equity incentive grants in amounts that are commensurate with his position.

Mr. Robinson’s employment is at-will and may be terminated at any time, with or without cause. Pursuant to the Employment Agreement, Mr. Robinson is eligible for the following severance and change in control benefits subject to the timely signing of a separation agreement and release of claims reasonably satisfactory to us and remaining in compliance with any written agreement with us: (i) if we terminate Mr. Robinson’s employment without “cause” (excluding due to death or disability) or he resigns for “good reason” (as such terms are defined in the Employment Agreement), Mr. Robinson will be eligible to receive (a) a lump sum payment equal to 100% of his then-current base salary, (b) a lump sum cash payment equal to either (1) the average of actual bonuses paid to Mr. Robinson for the two previous fiscal years, (2) if Mr. Robinson has only been employed for one full fiscal year as of his termination, the actual bonus paid to Mr. Robinson for such fiscal year, or (3) if no full fiscal year has been completed as of Mr. Robinson’s termination, 100% of his then-current target bonus (such amount, the “Bonus Severance”), and (c) continued medical benefits (or cash payments in lieu thereof) for up to 12 months; and (ii) if we terminate Mr. Robinson’s employment without “cause” (excluding due to death or disability) or he resigns for “good reason” on or within 12 months following a change in control, Mr. Robinson will be eligible to receive (a) a lump sum payment equal to 100% of his then-current base salary, (b) a lump sum cash payment equal to the sum of (1) 100% of his Bonus Severance and (2) a pro rata amount of his Bonus Severance for the period of his employment since the end of the last fiscal year, (c) full vesting of the Initial Equity Award, and (d) continued medical benefits (or cash payments in lieu thereof) for up to 12 months.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. In connection with Mr. Robison’s employment, Mr. Robinson also intends to enter into our standard indemnification agreement, the form of which is attached as Exhibit 10.12 to our Annual Report on Form 10-K filed on June 14, 2019.

Item 7.01. Regulation FD Disclosure

On March 23, 2020, we issued a press release announcing (i) the resignation of Mr. Katkin as our Principal Executive Officer and a member of the Board and (ii) the appointment of Mr. Robinson as our new Principal Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information being furnished in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

Pursuant to Section 4.1(a) of the Investor Rights Agreement, dated as of December 29, 2019 (the “Investor Rights Agreement”), by and among the Company, Sumitovant Biopharma Ltd., the Company’s majority shareholder (“Sumitovant Bio”), and Sumitomo Dainippon Pharma Co., Ltd., the sole shareholder of Sumitovant Bio (“Sumitomo Dainippon”), the Board must be comprised of at least three Independent Directors (as such term is defined in the Investor Rights Agreement).

As described in further detail under Item 3.01 above, as a result of Mr. Robinson’s employment as our Principal Executive Officer, the Board has determined that Mr. Robinson no longer qualifies as an independent director of the Company pursuant to the Listing Rules and Rule 10A-3 as of March 23, 2020. Consequently, our Board currently has only two Independent Directors.

On March 23, 2020, the Company, Sumitovant Bio and Sumitomo Dainippon executed a waiver of the requirements of Section 4.1(a) of the Investor Rights Agreement, solely with respect to the reduction of the number of Independent Directors serving on the Board as a result of Mr. Robinson’s appointment as our Principal Executive Officer, until September 19, 2020. The remaining terms of the Investor Rights Agreement remains in full force and effect.

The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the complete text of the Investor Rights Agreement, which is attached as Exhibit 10.4 to our Quarterly Report on Form 10-Q filed on February 13, 2020 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Separation and Consulting Agreement, dated March 23, 2020, by and between Keith A. Katkin and Urovant Sciences, Inc.

10.2	Employment Agreement, dated March 23, 2020, by and between James A. Robinson and Urovant Sciences, Inc.

99.1	Press Release, dated March 23, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROVANT SCIENCES LTD.

Dated: March 23, 2020

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Principal Accounting Officer